THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS SO REGISTERED OR AN EXEMPTION FROM REGISTRATION UNDER SAID ACT IS AVAILABLE.

PROMISSORY NOTE

Principal Amount: $30,000	Dated as of June 25, 2010

FOR VALUE RECEIVED, Jedediah Resources Corp., a Nevada corporation (“Maker” or “Company”), promises to pay to Murrayfield Limited, with an address of Conference House, 152 Morrison Street, Edinburgh, E83 8EB, UK (the “Holder”), or its registered assigns, the principal sum of THIRTY THOUSAND DOLLARS (U.S. $30,000), or such lesser amount as shall equal the outstanding principal amount hereof, together with accrued interest from the date of this note (“Note”) on the unpaid principal balance as provided below.  All unpaid principal, together with any then unpaid and accrued interest shall be due and payable on June 26, 2011 (the “Maturity Date”).

1.           Repayment and Interest.

(a)           Holder shall be entitled to interest at the rate of Twelve Percent (12%) per annum on the unpaid principal balance of this Note, computed on the basis of the actual number of days elapsed and a year of 365 days, which shall be due on the Maturity Date.

(b)           Notwithstanding any provision in this Note, in the event that the interest rate chargeable hereunder exceeds the highest lawful rate that may be charged under applicable law, the interest rate shall be deemed to be equal to the highest lawful rate.

(c)           At its election, Maker, may, at any time, prepay the principal and interest on this Note in whole or in part, without penalty or premium.

2.	No Security. This Note is unsecured.

3.           Notice of Default.  The Company shall furnish to the Holder promptly upon the occurrence thereof, written notice of the occurrence of any Event of Default hereunder.

4.           Event of Default.

(a)  For purposes of this Note, an “Event of Default” occurs if:

(i)	Maker does not make payment of principal or interest when the same becomes due and payable, and such default shall continue for a period of five (5) business days following such due date; or

(ii)
Maker becomes insolvent or bankrupt or makes an assignment for the benefit of creditors or if a bankruptcy petition is filed or presented against Maker or if a custodian or a sequestrator or a receiver or any other officer with similar powers shall be appointed on behalf of Maker or its properties or any part thereof, which is in the reasonable opinion of Holder a substantial part thereof.

(b)           Holder may at any time waive any Event of Default which may have occurred provided that no such waiver shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or the rights or remedies resulting therefrom.

5.           Rights of Holder upon Default. Upon the occurrence or existence of any Event of Default, and at any time thereafter during the continuance of such Event of Default, the Holder may by written notice to the Company, declare all amounts under the Note hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company.

6.           Mutilated, Destroyed, Lost or Stolen Note.  In case this Note shall become mutilated or defaced, or be destroyed, lost or stolen, Maker shall execute and deliver a new note of like principal amount in exchange and substitution for the mutilated or defaced Note, or in lieu of and in substitution for the destroyed, lost or stolen Note.  In the case of a mutilated or defaced Note, the Holder shall surrender such Note to Maker.  In the case of any destroyed, lost or stolen Note, the Holder shall furnish to Maker:  (a) evidence to its satisfaction of the destruction, loss or theft of such Note, and (b) such security or indemnity as may be reasonably required by Maker to hold Maker harmless.

7.           Successors and Assigns.  Subject to the restrictions on transfer described in Section 9 below, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

8.           Waiver and Amendment.  Any provision of this Note may be amended, waived or modified upon the prior written consent of the Company and the Holder.

9.           Assignment by Holder.  This Note may not be transferred in violation of any restrictive legend set forth hereon.  Each new Note issued upon transfer of this Note shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act of 1933, as amended (the “Securities Act”), unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act.  The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.  Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company.  Prior to presentation of this Note for transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue, and the Company shall not be affected by any notice to the contrary.

10.           Notices.  Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery, if to the Company at the principal executive office of the Company, and if to the Holder, at the address set forth on the register maintained by the Company or at such other address as the Company or the Holder may designate by ten days advance written notice to the other party hereto.

11.           Payment.  Payment shall be made in lawful tender of the United States by cash, check or wire transfer of immediately available funds.

12.           Enforcement.  In the event any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Note is unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect.  In the event such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Note shall nevertheless remain in full force and effect.

13.           Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of Nevada (without giving effect to the conflict of laws principles thereof).  Any legal action or proceeding with respect to this Note shall be brought exclusively in Nevada State Court, County of Clark, or in the United States District Court for the District of Nevada, and by execution and delivery of this Note, the Maker hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.

14.           Final Agreement.  This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, executed this Note on the day and year first above written.

JEDEDIAH RESOURCES CORP.

By:	/s/ Soren Nielsen
Name: Soren Nielsen
Title: Chief Executive Officer